ZIONS BANCORPORATION AND THE SUMITOMO BANK OF CALIFORNIA
               PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
                                   (unaudited)


         The accompanying unaudited pro forma condensed combined financial statements were prepared to give effect to the October 1, 1998 acquisition of The Sumitomo Bank of California (Sumitomo) by Zions Bancorporation (Zions) and the related June 10, 1998 common stock issuance using the purchase method of accounting and the assumptions described in the accompanying notes. The unaudited pro forma condensed combined balance sheet is based upon the consolidated balance sheet of Zions and the balance sheet of Sumitomo as of June 30, 1998, as if the acquisition had occurred on that date. The unaudited pro forma condensed combined statements of income are based on the consolidated statements of income of Zions and the statements of income of Sumitomo for the year ended December 31, 1997 and the six months ended June 30, 1998 as if the acquisition and issuance of shares had occurred on January 1, 1997. The Company's balance sheet as of June 30, 1998 and statements of income for the year ended December 31, 1997 and the six months ended June 30, 1998 have been restated to reflect the acquisitions of Vectra Banking Corporation, FP Bancorp, Inc. and The Commerce Bancorporation which were consummated during 1998 and accounted for as poolings of interests.

         For purposes of the pro forma condensed combined financial statements, it has been assumed that the net book value of Sumitomo's assets minus liabilities approximates fair value. When actual fair values have been determined, Sumitomo's assets and liabilities will be recorded at their fair value which will change the allocation of purchase price and the related amortization from that reflected in the pro forma condensed combined financial statements.

         The pro forma condensed combined financial statements should be read in conjunction with the consolidated historical financial statements of Zions, including the respective notes thereto, and the historical financial statements of Sumitomo, including the respective notes thereto, which are incorporated by reference. The pro forma information is presented for comparative purposes only and is not necessarily indicative of the combined financial position or results of operations in the future. The pro forma condensed combined financial statements do not give effect to merger expenses related to the transaction or anticipated cost savings resulting from the consolidation of operating functions. The pro forma condensed combined financial statements are also not necessarily indicative of the combined financial position or results of operations which would have been realized had the acquisition been consummated during the periods or as of the date for which the pro forma financial statements are presented.


                             ZIONS BANCORPORATION AND THE SUMITOMO BANK OF CALIFORNIA
                                     PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                                 June 30, 1998 (A)
                                                    (unaudited)

                                                                 Historical
                                                        --------------------------------
                                                                            The Sumitomo
                                                             Zions             Bank of        Pro Forma             Pro Forma
(In millions)                                            Bancorporation      California      Adjustments             Combined
                                                        ------------------------------------------------          --------------
ASSETS
Cash and due from banks                                 $       697         $     158       $       --            $      855
Money market investments                                      1,294               348             (539) (B)            1,103
Investment securities:                                                                                                    --
  Held to maturity, at cost                                   2,250               219               --                 2,469
  Available for sale, at market                                 589               263               --                   852
  Trading                                                       402                --                                    402
Loans, net of unearned                                        6,279             3,611               15  (B)            9,905
Allowance for loan losses                                        98               113               --                   211
                                                        ----------------    --------------  -----------           -----------
    Net loans                                                 6,181             3,498               15                 9,694

Goodwill and core deposit intangibles                           171                --              118  (C)              289
Other assets                                                    536               231               10  (C)              777
                                                        ----------------    --------------  -----------           -----------
    Total assets                                        $    12,120         $   4,717       $     (396)           $   16,441
                                                        ================    ==============  ===========           ===========


LIABILITIES AND SHAREHOLDERS' EQUITY
Non-interest bearing deposits                           $     2,238         $     368       $       --            $    2,606
Interest-bearing deposits                                     6,314             3,733               --                10,047
                                                        ----------------    --------------  -----------           -----------
    Total deposits                                            8,552             4,101               --                12,653
Federal funds purchased and securities
  sold under repurchase agreements                            1,484               100               --                 1,584
Other short-term borrowings                                     255                22               --                   277
Federal Home Loan Bank advances and
  other borrowings over one year                                118                --               --                   118
Long-term debt                                                  386                 3               --                   389
Other liabilities                                               378                62               33  (B)              473
                                                        ----------------    --------------  -----------           -----------
    Total liabilities                                        11,173             4,288               33                15,494
                                                        ----------------    --------------  -----------           -----------


Shareholders' equity:
Common stock                                                    326                82              (82)                  326
Surplus                                                                           268             (268)                   --
Accumulated other comprehensive income                           --                --               --                    --
Retained earnings                                               621                79              (79)                  621
                                                        ----------------    --------------  -----------           -----------
    Total shareholders' equity                                  947               429             (429)                  947
                                                        ----------------    --------------  -----------           -----------
    Total liabilities and shareholders' equity          $    12,120         $   4,717       $     (396)               16,441
                                                        ================    ==============  ===========           ===========

See Notes to Pro Forma Condensed Combined Financial Statements.


                             ZIONS BANCORPORATION AND THE SUMITOMO BANK OF CALIFORNIA
                                 PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                                      For the Year Ended December 31, 1997 (A)
                                                    (unaudited)

                                                                 Historical
                                                        --------------------------------
                                                                            The Sumitomo
                                                             Zions             Bank of        Pro Forma             Pro Forma
(In millions, except per share amounts)                  Bancorporation      California      Adjustments             Combined
                                                        ------------------------------------------------          --------------
Interest income:
  Interest and fees on loans and leases                 $      500.5        $   315.4       $      1.1 (B)        $    817.0
  Interest on money market investments                          85.5             37.7            (23.9)(B)              99.3
  Interest on securities                                       193.5             33.8               --                 227.3
                                                        ----------------    --------------  -----------           -----------
    Total interest income                                      779.5            386.9            (22.8)              1,143.6
                                                        ----------------    --------------  -----------           -----------

Interest expense:
Interest on deposits                                           208.0            169.9               --                 377.9
Interest on borrowed funds                                     159.0             13.1               --                 172.1
                                                        ----------------    --------------  -----------           -----------
    Total interest expense                                     367.0            183.0               --                 550.0
                                                        ----------------    --------------  -----------           -----------
    Net interest income                                        412.5            203.9           (22.8)                 593.6
Provision for loan losses                                        7.7             16.5               --                  24.2
                                                        ----------------    --------------  -----------           -----------
    Net interest income after provision for loan losses        404.8            187.4           (22.8)                 569.4
                                                        ----------------    --------------  -----------           -----------

Noninterest income:
  Service charges on deposit accounts                           48.5              5.0               --                  53.5
  Other service charges, commissions and fees                   40.5              2.1               --                  42.6
  Trust income                                                   6.8              3.7               --                  10.5
  Loan sales and servicing income                               40.4               --               --                  40.4
  Other                                                         10.1             13.4               --                  23.5
                                                        ----------------    --------------  -----------           -----------
    Total noninterest income                                   146.3             24.2               --                 170.5
                                                        ----------------    --------------  -----------           -----------

Noninterest expense:
  Salaries and employee benefits                               184.7             81.3               --                 266.0
  Occupancy, net                                                19.0             15.9               --                  34.9
  Furniture and equipment                                       28.1              7.6               --                  35.7
  Amortization of goodwill and core deposit
    intangibles                                                  6.7               --              4.7 (C)              11.4
  Other                                                        106.1             45.2              2.3 (B)             153.6
                                                        ----------------    --------------  -----------           -----------
    Total noninterest expense                                  344.6            150.0              7.0                 501.6
                                                        ----------------    --------------  -----------           -----------
Income before income taxes                                     206.5             61.6           (29.8)                 238.3
Income taxes                                                    72.2             20.4            (9.0)                  83.6
                                                        ----------------    --------------  -----------           -----------
    Net income                                          $      134.3        $    41.2       $   (20.8)            $    154.7
                                                        ================    ==============  ===========           ===========

    Net income applicable to common stock               $      132.9        $    35.1       $   (20.8)            $    147.2
                                                        ================    ==============  ===========           ===========


    Net income per common share
         Basic                                          $       1.88                                              $      2.01
                                                        ================                                          ===========
         Diluted                                               $1.84                                              $      1.95
                                                        ================                                          ===========

Weighted-average common shares outstanding
  during the year (in thousands)                              70,535                                                   73,295 (B)
                                                        ================                                          ===========
Weighted-average common and common-equivalent
  shares outstanding during the year (in thousands)           72,813                                                   75,573 (B)
                                                        ================                                          ===========


   See Notes to Pro Forma Condensed Combined Financial Statements.


                             ZIONS BANCORPORATION AND THE SUMITOMO BANK OF CALIFORNIA
                                 PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                                    For the Six Months Ended June 30, 1998 (A)
                                                   (unaudited)

                                                                 Historical
                                                        --------------------------------
                                                                            The Sumitomo
                                                             Zions             Bank of        Pro Forma             Pro Forma
(In millions, except per share amounts)                  Bancorporation      California      Adjustments             Combined
                                                        ------------------------------------------------          --------------
Interest income:
  Interest and fees on loans and leases                 $      289.7        $   159.7       $      0.6 (B)        $    450.0
  Interest on money market investments                          47.7             11.2            (11.9)(B)              47.0
  Interest on securities                                        95.9             14.0               --                 109.9
                                                        ----------------    --------------  -----------           -----------
    Total interest income                                      433.3            184.9            (11.3)                606.9
                                                        ----------------    --------------  -----------           -----------
Interest expense:
Interest on deposits                                           125.6             82.6               --                 208.2
Interest on borrowed funds                                      69.4              2.2               --                  71.6
                                                        ----------------    --------------  -----------           -----------
    Total interest expense                                     195.0             84.8               --                 279.8
                                                        ----------------    --------------  -----------           -----------
    Net interest income                                        238.3            100.1            (11.3)                327.1
Provision for loan losses                                        6.8              4.0              --                   10.8
                                                        ----------------    --------------  -----------           -----------
    Net interest income after provision for loan losses        231.5             96.1            (11.3)                316.3
                                                        ----------------    --------------  -----------           -----------

Noninterest income:
  Service charges on deposit accounts                           26.4              2.5               --                  28.9
  Other service charges, commissions and fees                   24.3               --                                   24.3
  Trust income                                                   3.6              1.7               --                   5.3
  Loan sales and servicing income                               23.4               --               --                  23.4
  Other                                                         14.9              8.7               --                  23.6
                                                        ----------------    --------------  -----------           -----------
    Total noninterest income                                    92.6             12.9               --                 105.5
                                                        ----------------    --------------  -----------           -----------

Noninterest expense:
  Salaries and employee benefits                               107.3             47.3               --                 154.6
  Occupancy, net                                                12.0              8.3               --                  20.3
  Furniture and equipment                                       16.4              3.7               --                  20.1
  Amortization of goodwill and core deposit
    intangibles                                                  4.8               --              2.4 (C)               7.2
  Other                                                         77.7             35.4               -- (B)             113.1
                                                        ----------------    --------------  -----------           -----------
    Total noninterest expense                                  218.2             94.7              2.4                 315.3
                                                        ----------------    --------------  -----------           -----------
Income before income taxes                                     105.9             14.3            (13.7)                106.5
Income taxes                                                    33.9              5.1             (4.5)                 34.5
                                                        ----------------    --------------  -----------           -----------
Net income                                              $       72.0        $     9.2       $     (9.2)           $     72.0
                                                        ================    ==============  ===========           ===========


Net income applicable to common stock                   $       72.0        $     7.2       $     (9.2)           $     70.0
                                                        ================    ==============  ===========           ===========


Weighted average common shares outstanding
  during the period (in thousands)                            73,582                                                  76,022 (B)
Weighted average common and common-equivalent
  shares outstanding during the period (in thousands)         74,688                                                  77,128 (B)

Basic net income per common share                               0.98                                                    0.92
Diluted net income per common share                             0.98                                                    0.91


See Notes to Pro Forma Condensed Combined Financial Statements.

            ZIONS BANCORPORATION AND THE SUMITOMO BANK OF CALIFORNIA
           NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                                   (Unaudited)


NOTE A: BASIS OF PRESENTATION

         The unaudited pro forma condensed combined balance sheet as of June 30, 1998, combines the historical consolidated balance sheet of Zions Bancorporation (Zions) and the historical balance sheet of The Sumitomo Bank of California (Sumitomo) as if the acquisition had taken place on June 30, 1998. The pro forma condensed combined statements of income for the year ended December 31, 1997, and the six months ended June 30, 1998, combine the historical consolidated statements of income for Zions and the historical statements of income for Sumitomo as if the acquisition had been consummated on January 1, 1997.

         The Company's balance sheet as of June 30, 1998 and statements of income for the year ended December 31, 1997 and the six months ended June 30, 1998 have been restated to reflect the acquisitions of Vectra Banking Corporation, FP Bancorp, Inc. and The Commerce Bancorporation which were consummated during 1998 and accounted for as poolings of interests.

         The acquisition of Sumitomo will be accounted for as a purchase. Under this method of accounting the assets and liabilities of Sumitomo will be adjusted to their estimated fair values and combined with the recorded book values of the assets and liabilities of Zions. For purposes of the pro forma financial statements, it has been assumed that the net book value of Sumitomo's assets minus liabilities approximates fair value.

NOTE B: PURCHASE PRICE AND FUNDING

         The purchase price is based upon cash consideration of $546 million paid for the outstanding shares of Sumitomo. Sumitomo's parent, The Sumitomo Bank, Limited, received approximately $453 million ($32.36 per share) and other shareholders received approximately $93 million ($38.25 per share).

         The transaction was financed through a combination of existing resources and the proceeds from the issuance of securities in the capital markets as follows: (in millions)

       Issuance of Zion's common stock on June 10, 1998
            for cash, net of issuance costs of $6 million       $130
       Reduction of money market investment balances             383
       Proceeds from sale of minority interest in Sumitomo        33
                                                                ----
                 Total purchase price                           $546
                                                                ====

         Zions sold a minority interest of Sumitomo to a Robert G. Sarver, a director of Zions and chairman of Grossmont Bank, and to a limited partnership of which Mr. Sarver is the general partner, at its cost basis. Proceeds from the sale of the minority interest were approximately $33 million for an approximate 10.8% common equity interest in Sumitomo after the payment of a $250 million dividend by Sumitomo to Zions. The pro forma condensed combined statement of income for the year ended December 31, 1997 includes a pro forma adjustment to other noninterest expense of $2.3 million for the minority interest shareholder's estimated 10.8% portion of Sumitomo's pro forma net income applicable to common stock. An adjustment is not included for the six months ended June 30, 1998 since Sumitomo's adjusted pro forma net income approximates zero. Pro forma adjustments to the condensed combined balance sheet as of June 30, 1998 include an increase in other liabilities of $33 million for the sale of the minority interest.

            ZIONS BANCORPORATION AND THE SUMITOMO BANK OF CALIFORNIA
     NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)
                                   (unaudited)

         Zions has entered into an agreement with Mr. Sarver in order to provide an appropriate incentive to expand Zions' California banking operations and distribution network. Pursuant to the agreement, Mr. Sarver serves as the chief executive officer of California Bank & Trust, a subsidiary created from the combination of Sumitomo, Grossmont Bank, and First Pacific. While such minority equity interest represents approximately 10.8% of Sumitomo, it amounts to approximately 5% of the equity interest in California Bank & Trust after such combination. As part of the agreement, Mr. Sarver and a limited partnership acquired such 5% equity interest for its cost basis, or approximately $33 million. Mr. Sarver is the general partner of the limited partnership, and the limited partners of such partnership include, among others, individuals who are senior officers of the California Bank & Trust.

         Zions also agreed to finance a portion of the investment being made by Mr. Sarver. Zions loaned to Mr. Sarver approximately $14.8 million. The loan is non-recourse to Mr. Sarver and is secured by the 2.5% equity interest in the California Bank & Trust held by Mr. Sarver and by 200,000 shares of Zions common stock owned by Mr. Sarver. The loan bears interest at 200 basis points over the five year U.S. Treasury rate, compounded annually and is payable at maturity in 2003. At maturity, for a period of 90 days, Mr. Sarver and the limited partnership have the right to put to Zions their equity interest in California Bank & Trust at a price to be determined by Mr. Sarver and Zions at such time.

         The pro forma condensed combined statements of income for the year ended December 31, 1997 and the six months ended June 30, 1998 include pro forma adjustments of $1.1 million and $0.6 million, respectively, increasing interest and fees on loans for the interest income on the loan. Pro forma adjustments to increase loans $15 million and decrease money market investments $15 for the loan funding are also included in the pro forma condensed combined balance sheet.

         Money market investments have been reduced on the pro forma condensed combined balance sheet by $539 million, $524 million of which represents a portion of the total pro forma cash purchase price including acquisition costs and $15 million of which represents the funding of the loan to Mr. Sarver Interest on money market investments in the pro forma condensed combined statements of income for the year ended December 31, 1997 and the six months ended June 30, 1998 have been reduced by $23.9 million and $11.9 million, respectively, representing the lost interest on the money market investments determined using the combined average rate earned on money market investments during the periods.

         Pro forma weighted average common shares and pro forma weighted average common and common-equivalent shares outstanding during the year ended December 31, 1997 and the six months ended June 30, 1998 have been increased to reflect the issuance of 2,760,000 shares of common stock in a public stock offering completed on June 10, 1998 to partly finance the acquisition.

            ZIONS BANCORPORATION AND THE SUMITOMO BANK OF CALIFORNIA
     NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)
                                   (unaudited)


NOTE C: PURCHASE PREMIUM

         The purchase premium resulting from the acquisition reflected in the accompanying pro forma condensed combined balance sheet as of June 30, 1998 was determined as follows: (in millions)


     Total cash consideration paid for common stock of Sumitomo      $546
     Acquisition costs                                                 11
                                                                     ----
        Subtotal                                                      557
     Common shareholders' equity of Sumitomo                          429
                                                                     ----
        Subtotal                                                      128
     Deferred tax asset adjustment                                     10
                                                                     ----
        Total purchase premium adjustment                            $118
                                                                     ====

         For purposes of these pro forma financial statements it has been assumed that the net book value of Sumitomo's assets minus liabilities approximates fair value. Accordingly the cost of the acquisition in excess of Sumitomo's common equity, net of a $10 million adjustment of deferred tax assets, is reflected in the accompanying pro forma condensed combined balance sheet as purchase premium. The amortization of the purchase premium in the pro forma condensed combined statements of income in the amounts of $4.7 million for the year ended December 31, 1997 and $2.4 million for the six months ended June 30, 1998 have been determined using an amortization life of 25 years. Certain matters are still pending that will have an effect on the ultimate allocation of the purchase price. Accordingly, the allocation of the purchase price has not been finalized.

NOTE D: MERGER EXPENSE

         Estimated nonrecurring merger expenses of approximately $25 million are expected to be incurred during the fourth quarter of 1998. These expenses are not included in the pro forma condensed combined statements of income.